UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2016

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 9, 2016, the Board of Directors of Brady Corporation (the “Company”) elected Ann E. Thornton, the Company’s Controller and Director of Investor Relations, to serve as Chief Accounting Officer, effective immediately, succeeding Aaron J. Pearce as Chief Accounting Officer. Ms. Thornton continues to serve as Corporate Controller. On November 9, 2016, the Board also elected Mr. Pearce to serve as Treasurer, effective immediately, succeeding Paul T. Meyer in this role. Mr. Pearce continues to serve as Chief Financial Officer, and Mr. Meyer continues to lead the Company’s tax function.
Ann Thornton, age 34, joined the Company in 2009 as Corporate Accounting Supervisor. Ms. Thornton held the positions of Corporate Accounting Manager, External Reporting Manager and Corporate Finance Manager from 2010 to 2014. In 2014, she was named Director, Investor Relations and Global Accounting, and in 2015, she was named Corporate Controller and Director of Investor Relations. Prior to joining the Company, Ms. Thornton was an auditor with PricewaterhouseCoopers from 2005 to 2009.
There are no arrangements or understandings between Ms. Thornton and any other persons pursuant to which she was selected as Chief Accounting Officer of the Company, she has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Ms. Thornton’s election as Chief Accounting Officer, she received an award of restricted stock units, with a grant date value of $50,000.

Item 5.07	SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 9, 2016, at the Company’s Annual Shareholders’ Meeting, the holders of all of the 3,538,628 shares of the Company’s Class B Common Stock voted unanimously in favor of electing the following persons to serve as the Company’s directors until the next annual meeting of shareholders and until their successors have been elected:

Patrick W. Allender
Gary S. Balkema
Elizabeth P. Bruno
Nancy L. Gioia
Conrad G. Goodkind
Frank W. Harris
J. Michael Nauman
Bradley C. Richardson
Harold L. Sirkin
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: November 10, 2016

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer